UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

OLD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-1294

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Agreement.

Old National Bank (“Old National”), a subsidiary of Old National Bancorp (“Company”), entered into a Purchase and Sale Agreement, dated December 27, 2007, to sell seven of its banking properties (collectively, the “Properties”) to six limited liability companies (collectively, the “Buyers”). SunTrust Equity Funding, LLC is the sole member of each Buyer.

Pursuant to the Purchase and Sale Agreement, Old National entered into lease agreements with the Buyers to lease back the Properties. The aggregate purchase price for the Properties is $12.2 million. The closing of the sale of the Properties occurred on December 28, 2007.

As referenced above, Old National has leased each of the Properties on a long-term basis from the Buyer that purchased such property. Disclosure with respect to such lease agreements is included in Item 2.03 to this Current Report on Form 8-K and is incorporated herein by reference.

No material relationship exists between the Buyers and the Company and its subsidiaries, other than (a) those relationships created by the Purchase and Sale Agreement and the leases with respect to the Properties, and (b) the leases that were entered into with other affiliates of SunTrust Equity Funding LLC in connection with similar sale/leaseback transactions with respect to other properties formerly owned by Old National Bank, Old National Realty Company, Inc., ONB Insurance Group, Inc. and American National Trust and Investment Management Company, all subsidiaries of the Company, as previously reported in Items 1.01 and 2.03 of the Company’s Current Reports on Form 8-K filed December 21, 2006, September 25, 2007 and October 25, 2007, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As referenced in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, Old National has entered into 7 lease agreements, each dated December 27, 2007 (the “Lease Agreements”), with the Buyers, whereby Old National has agreed to lease each of the Properties back from the Buyers for terms expiring either December 31, 2017 or December 31, 2022. Under each of the Lease Agreements, Old National has the right at its option to extend the term of the lease for four additional successive terms of five years each, upon specified terms and conditions.

Pursuant to the Lease Agreements expiring December 31, 2022, Old National is obligated to pay to the Buyers (on a monthly basis) aggregate base rents for the Properties in the aggregate annual amount of $0.8 million, adjusted annually as described below, through December 31, 2022. In accordance with the Lease Agreement expiring December 31, 2017, Old National is obligated to pay to the Buyers (on a monthly basis) aggregate base rents for the Properties in the aggregate annual amount of $0.2 million, adjusted annually as described below, through December 31, 2017. Under the Lease Agreements, the base rents shall increase annually by the greater of: (i) 1.50% or (ii) one hundred fifty percent (150%) of any cumulative increase in the Consumer Price Index (All Items) for Urban Consumers-US City average.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Description

99.1	Purchase and Sale Agreement dated December 27, 2007, by and among Old National Bank, ONB Traditional Portfolio Landlord, LLC, ONB Site 1 Landlord, LLC, ONB Site 8 Landlord, LLC, ONB Site 9 Landlord, LLC, ONB Site 38 Landlord, LLC, and ONB Site 42 Landlord, LLC

99.2	Form of Lease Agreement dated December 27, 2007 entered into by affiliates of Old National Bancorp and affiliates of SunTrust Equity Funding, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: December 31, 2007	By:	/s/ Christopher A. Wolking

Christopher A. Wolking
Senior Executive Vice President and
Chief Financial Officer